EXHIBIT 10(j)(1)


                              EMPLOYMENT AGREEMENT

            This AGREEMENT is made as of this December 15, 2003, by and among AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation ("AEP"), and AMERICAN ELECTRIC POWER SERVICE CORPORATION, a New York corporation and a wholly-owned subsidiary of AEP ("Service Corporation") (AEP and Service Corporation hereinafter referred to collectively as the "Companies"), and Michael G. Morris ("Executive").

                                    RECITALS

            In order to induce Executive to serve as the President and Chief Executive Officer of AEP and Service Corporation, as well as Chief Executive Officer of other major subsidiaries of AEP, the Companies desire to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement.

            Executive is willing to accept such employment and perform services for the Companies, on the terms and conditions hereinafter set forth.

            It is therefore hereby agreed by and between the parties as follows:

1. Employment.

1.1 Positions and Reporting. Subject to the terms and conditions of this Agreement, effective as of the Commencement Date (as defined in Section 2 below), the Companies agree to engage Executive during the term hereof as President and Chief Executive Officer of each of AEP and Service Corporation, as well as such major subsidiaries of AEP as the board of directors of AEP (the "Board") shall designate. In such capacities, Executive shall have the customary powers, responsibilities and authorities of such offices for corporations of the size, type and nature of the Companies (and such major subsidiaries of AEP, as applicable), as they exist from time to time. During the term of this Agreement, Executive, in carrying out his duties under this Agreement, shall report directly to the Board.

1.2 Boards of Directors. AEP shall, during the term of this Agreement, cause the election and retention of Executive as a member of the board of directors of each subsidiary of AEP as selected by the Board. Executive agrees to serve, if elected, as Chairman of the Board (and on any committees of the Board), in addition to serving on the board of directors (and any committees thereof) of each subsidiary of AEP.

1.3   Executive Agreements and Representations.

(a) Subject to the terms and conditions of this Agreement, effective as of the Commencement Date, Executive hereby agrees to be employed as President and Chief Executive Officer of each of AEP and Service Corporation and agrees to devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection therewith. Executive shall perform such duties and exercise such powers commensurate with his positions and shall accept such other positions or titles of other corporations affiliated with the Companies (including, without limitation, Chief Executive Officer of other subsidiaries of AEP), in each instance as the Board shall from time to time delegate to him on such terms and conditions and subject to such restrictions as may reasonably from time to time be imposed.

(b) Executive hereby represents that the execution and delivery of this Agreement by Executive and the performance by Executive of Executive's duties hereunder do not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other noncompetition agreement or policy (including any agreement with Executive's prior employment, Northeast Utilities ("Prior Employer")) to which Executive is a party or otherwise bound. Executive also hereby represents that in no event shall any of the Companies or their subsidiaries become subject to any liability that may arise in connection with that certain litigation between Con Edison and the Prior Employer that is ongoing as of the date hereof, and further agrees to indemnify and hold harmless the Companies and their subsidiaries from any liability that they may incur with respect thereto.

1.4 Other Boards and Activities. Notwithstanding anything set forth in this Agreement, during the term of this Agreement, subject to the prior express written consent of the Directors and Corporate Governance Committee of the Board, Executive shall be permitted to serve on the boards of directors (or advisory committees) of a reasonable number of other corporations or entities and of a reasonable number of trade associations and/or charitable organizations. During the term of this Agreement, Executive shall also otherwise be permitted to engage in a reasonable number of charitable activities and community affairs and manage his personal investments and affairs, provided that such activities set forth in this Section 1.4 do not conflict or materially interfere with the effective discharge of his duties and responsibilities under this Agreement.

2. Term of Employment. The term of this Agreement shall begin on January 1, 2004 (the "Commencement Date"), and shall extend until the third anniversary of the Commencement Date, with automatic one-year renewals commencing on such third anniversary and on each anniversary thereafter, unless and until either party hereto notifies the other at least six (6) months before the scheduled renewal date that the term of this Agreement is not to be renewed. Notwithstanding the foregoing, the term of this Agreement (and Executive's employment hereunder) may be earlier terminated by either party in accordance with the provisions of
Section 4 of this Agreement.

3. Compensation; Benefits.

3.1 Base Salary. During the term of this Agreement, Service Corporation shall pay Executive a base salary ("Base Salary") at the rate of $1,115,000 per annum, payable in accordance with the ordinary payroll practices of the Companies. After December 31, 2004, Executive's rate of Base Salary shall be reviewed annually by the Human Resources Committee of the Board and, if increased, such increased amount shall constitute Executive's Base Salary.

3.2   Compensation Plans and Programs.

(a) Annual Bonus. During the term of this Agreement, Executive shall be eligible to earn an annual bonus (the "Annual Bonus") in respect of each calendar year of AEP occurring during the term of employment pursuant to the Senior Officer Annual Incentive Compensation Plan or such other annual incentive program maintained by the Companies from time to time in which other senior executives of the Companies participate, on terms comparable to those applicable to such other senior executives (the "Annual Bonus Plan"). During the term of the Agreement, under the Annual Bonus Plan, the amount of Executive's Annual Bonus shall be based upon a percentage of Executive's Base Salary (or such other metric as the Board may establish pursuant to the Annual Bonus Plan); provided that the target Annual Bonus percentage under the Annual Bonus Plan for each calendar year occurring during the term of the Agreement shall be equal to at least one hundred percent (100%) of the amount of Base Salary Executive actually earned in the calendar year in respect of which the Annual Bonus, if any, is payable (the "Target Bonus"). Any Annual Bonus shall only be payable upon the achievement by the Companies as a whole of certain performance goals to be established in respect of each calendar year by the Board; provided, however, that Executive shall receive an Annual Bonus in respect of the first calendar year occurring during the term of the Agreement that shall in no event be less than the Target Bonus. Notwithstanding any of the foregoing, and subject to the provisions of Section 4 of this Agreement, in the event that the term of this Agreement is scheduled to terminate prior to the end of any given calendar year of the Companies, Executive shall only be eligible to earn a pro rata portion of his Annual Bonus in respect of such calendar year, based on the number of days during such calendar year in which Executive is employed hereunder.

(b) Deferred Compensation Plan. During the term of this Agreement, Executive shall be eligible to participate in any deferred compensation plan or program maintained by the Companies from time to time in which other senior executives of the Companies participate, on terms comparable to those applicable to such other senior executives.

3.3   Benefit Plans and Perquisites.

(a) Generally. The Companies shall provide Executive, during the term of his employment hereunder, with coverage under all employee benefit programs, plans and practices (commensurate with his positions in the Companies and to the extent permitted under any employee benefit plan) in accordance with the terms thereof, which the Companies make available to its senior executives and other employees including, without limitation, retiree medical insurance program as in effect as of the date of Executive's retirement from employment hereunder; provided, however, that at the Companies' discretion, Service Corporation may pay Executive an amount in cash sufficient, in the good faith determination of the Companies, for Executive to purchase a retiree medical insurance policy for Executive (and his eligible dependents) that provides retiree medical insurance benefits that are equivalent to such benefits as provided under the Companies' retiree medical insurance program to their senior executives as in effect at such time.

(b) Perquisites. Executive shall be entitled to the perquisites and other fringe benefits generally made available to senior executives of the Companies, commensurate with his position with the Companies, including, without limitation: (1) use of memberships sponsored by the Companies for their senior executives at local country clubs and/or local luncheon clubs; (2) use of any aircraft owned or leased by the Companies for transportation of their executives, for both business and personal use, in accordance with the Companies' policies in effect from time to time for senior executives; (3) gross-up payments to cover applicable federal, state and local income taxes on such portion of any imputed income associated with Executive's personal use of aircraft owned or leased by the Companies and in accordance with such calculation methodology as may be determined from time to time by the Human Resources Committee of the Board; and (4) participation in the Companies' financial counseling program as in effect for senior executives from time to time.

(c) Life Insurance. During the term of this Agreement, Service Corporation will use its reasonable best efforts to purchase and maintain, for the benefit of Executive and his designated beneficiaries, a universal life insurance policy that provides at least a $3,000,000 death benefit.

(d) Credit for Service; Pension Benefit. The Companies and Executive hereby agree that the opening balance of Executive's cash balance account under the AEP Excess Benefit Plan shall be $2,100,000, in which account Executive shall become vested, subject to his continued employment hereunder, in increments of twenty percent (20%) on each of the first five anniversaries of the Commencement Date. In recognition of his prior experience, the Companies and Executive also agree that Executive's cash balance account under the AEP Excess Benefit Plan shall, effective as of the Commencement Date, be credited with an amount such that the total credit under the AEP Retirement Plan and the AEP excess Benefit Plan shall be the maximum rate permitted under such plans as amended from time to time (currently 8.5%) on all eligible earnings thereunder (which eligible earnings may not exceed $1,000,000 annually). Subject to the foregoing in this Section 3.3(d), all other provisions of the AEP Retirement Plan and AEP Excess Benefit Plan as in effect from time to time shall apply to Executive's participation therein.

(e) Vacation. During the term of this Agreement, Executive shall be entitled to five weeks of paid vacation (and such paid holidays as provided to senior executives of the Companies under the applicable vacation policy in effect from time to time), to be taken at such time(s) as Executive and the Board reasonably agrees is appropriate.

(f) Reimbursement of Business Expenses. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including reimbursement for any reasonable automobile expenses (including mileage) incurred in connection with travel (other than for any commute between Executive's principal office location and primary residence) by Executive in performance of his duties. Service Corporation shall promptly reimburse Executive for all reasonable business expenses incurred in connection with the performance of his duties hereunder, subject to Executive's provision of reasonable documentation of such expenses in accordance with the Companies' business expense reimbursement policy for senior executives.

(g) Payment of Relocation Expenses. To assist Executive in relocating from his principal residence (as of the date hereof) to Columbus, Ohio, Executive shall participate in the Relocation Expense Policy for Newly Hired Exempt Employees (a copy of which is attached as Exhibit A hereto).

3.4 Long-Term Incentive Awards. During the term of this Agreement, AEP shall provide Executive with the opportunity to participate in the American Electric Power System 2000 Long-Term Incentive Plan, as amended from time to time (the "LTIP"), under which AEP shall grant to Executive the following equity-based compensation awards, which shall, as of the Commencement Date, have an aggregate target value equal to 360% of Executive's Base Salary: (a) Stock Options. On the Commencement Date, AEP shall grant to Executive options to purchase not less than 149,000 shares of common stock of AEP ("AEP Stock") pursuant to the LTIP (the "Options"). Subject to Executive's continued employment hereunder, the Options shall vest as to one-third of the shares subject to the Options on the January 1 following each of the first three anniversaries of the grant date of the Options, and otherwise shall be granted on such terms and pursuant to such award agreements as provided to senior executives of the Companies generally under the LTIP.

(b) Performance Shares. On the Commencement Date, Executive will be awarded 119,000 performance share units pursuant to the LTIP. The actual number of performance share units that may be earned will be subject to the satisfaction of the performance metrics to be established by the Human Resources Committee of the Board. Executive shall vest in any such earned performance share units, subject to the Executive's continued employment, on December 31, 2006 and otherwise shall be granted such units on such terms and pursuant to such award agreements as provided to senior executives of the Companies generally for AEP performance share units. As a performance share unit participant, Executive will be subject to a stock ownership requirement determined and periodically adjusted by the Human Resources Committee of the Board.

3.5   Payments and Provisions in Respect of Employment.

(a) Bonus Restricted Stock. On the Commencement Date, AEP shall grant to Executive 100,000 shares of AEP Stock ("Bonus Stock") pursuant to the LTIP. Subject to Executive's continued employment hereunder, fifty percent (50%) of the Bonus Stock shall vest on January 1, 2005 and the remaining fifty percent (50%) of the Bonus Stock shall vest on January 1, 2006 and otherwise the Bonus Stock shall be granted on such terms and pursuant to such award agreement as provided to senior executives of the Companies generally under the LTIP.

(b) Replacement of Long-Term Incentive Awards. In consideration for Executive's forfeiture of certain long-term incentive compensation awards, on the Commencement Date, AEP shall grant to Executive 200,000 shares of AEP Stock ("Restricted Stock") pursuant to the LTIP. Subject to Executive's continued employment hereunder, the Restricted Stock shall vest as to one-third of the shares on each of November 30, 2009, November 30, 2010 and November 30, 2011, and otherwise the Restricted Stock shall be granted on such terms and pursuant to such award agreement as provided to senior executives of the Companies generally under the LTIP.

4. Termination of Employment.

4.1 Termination Not for Cause. Either of the Companies may terminate Executive's employment hereunder at any time other than for Cause (as defined in Section 4.4 hereof).

(a) If Executive's employment hereunder is terminated by the Companies other than for Cause (as defined in Section 4.4 hereof) (and other than as a result of Executive's death or Permanent Disability (as defined in Section 4.2 hereof)) during the term of this Agreement, Executive shall receive from Service Corporation the following:

(1) all "Accrued Benefits", which term is defined as the following: (x) any accrued but unpaid Base Salary through the date of termination, payable in a lump sum promptly after such termination of employment; (y) any earned but unpaid Annual Bonus in respect of any previously completed calendar year of the Companies, payable in a lump sum promptly after such termination of employment; and (z) such payments under applicable plans, policies and programs, including but not limited to those referred to in
     Section 3.3 hereof, to which he is entitled upon such termination of employment pursuant to the terms of such plans, policies or programs; and

(2) continued payment of Base Salary, at the rate in effect immediately prior to the date of Executive's termination of employment, for the two year period immediately following the date of such termination of employment, paid in substantially equal installments in accordance with the ordinary payroll practices of the Companies; and

(3) subject to Executive's election to receive group health coverage from Service Corporation under the Consolidated Omnibus Reconciliation Act of 1985, as amended, continued participation, at the same level of expense paid by Executive prior to such termination, in all medical, dental, vision and hospitalization insurance programs (collectively, the "Welfare Plans") in which Executive (and his eligible dependents) were participating on the date of his termination until the earlier of: (x) the first anniversary of the date of termination of Executive's employment or (y) the date, or dates, Executive becomes eligible for coverage and benefits under similar plans and programs of a subsequent employer. Executive shall promptly advise the Companies of any such subsequent employment and the benefits he receives in connection therewith.

(b) Effect of Change in Control. Notwithstanding the foregoing, upon a termination of Executive's employment that would entitle Executive to receive payments and benefits under that certain Service Corporation Change in Control Agreement for the Office of the Chairman that Service Corporation and Executive agree to enter into on the date hereof, which agreement shall be substantially in the form attached hereto as Exhibit B (the "Change in Control Agreement"), Executive shall be entitled to the payments and benefits provided under the Change in Control Agreement in lieu of the payments and benefits otherwise provided under Section 4.1(a) to the extent applicable.

4.2 Permanent Disability. If Executive becomes totally and permanently disabled (as defined in any long-term disability benefit plan of the Companies applicable to senior executive officers as in effect on the date thereof) ("Permanent Disability"), the Companies or Executive may cause Executive to be removed from the positions held hereunder upon written notice thereof, and Executive shall receive or commence receiving as soon as practicable: (a) amounts payable pursuant to the terms of any disability insurance policy or similar arrangement which the Companies maintain during the term hereof; and (b) the Accrued Benefits, if any. In the event of a judicial determination of Executive's incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his legal representative.

4.3 Death. In the event of Executive's death during the term of this Agreement hereunder, Executive's estate or designated beneficiaries shall receive or commence receiving, as soon as practicable (a) any death benefits provided under the employee benefit programs, plans and practices, including those referred to in Section 3.3 hereof, in accordance with their terms and (b) any other Accrued Benefits. In the event of Executive's death, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative, as applicable.

4.4 Discharge for Cause; Voluntary Termination by Executive. During the term of this Agreement, (i) either of the Companies shall have the right to terminate the employment of Executive hereunder for Cause (as defined in and in accordance with Section 4.4(b) below) at any time and [(ii) Executive shall have the right to terminate his employment hereunder, other than as a result of Executive's Permanent Disability or death, at any time following at least sixty (60) days advance written notice to the Companies of such termination.

(a) Effect of Termination. During the term of this Agreement, in the event that Executive's employment is terminated hereunder by the Companies for Cause, or by Executive other than as a result of Executive's Permanent Disability or death, Executive shall only be entitled to receive any amounts to which he has a nonforfeitable right under any employee benefit programs or plans referred to in
3.3 hereof, in accordance with their terms, and any other Accrued Benefits. After the termination of Executive's employment under this Section 4.4(a), the obligations of the Companies under this Agreement to make any further payments, or provide any benefits specified herein, to Executive shall thereupon cease and terminate.

(b) Definition of Cause. As used herein, the term "Cause" shall be limited to
(1) willful malfeasance or willful misconduct by Executive in connection with his employment, (2) continuing refusal by Executive to perform his duties hereunder or any direction of the Board, after notice and a reasonable opportunity to perform such duties or direction was given to Executive by the Board, (3) any breach of the provisions of Section 7 of this Agreement by Executive or any other material breach of this Agreement by Executive or (4) the commission by Executive of any misdemeanor involving moral turpitude or a felony. Termination of Executive pursuant to this Section 4.4 shall be made by delivery to Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the directors at a meeting of the Board called and held for the purpose (after 30 days prior written notice to Executive and reasonable opportunity for Executive to be heard before the Board prior to such vote), finding that in the good faith business judgment of such Board, Executive was guilty of conduct sat forth in any of clauses (1) through (4) above and specifying the particulars thereof.

5. Mitigation of Damages; Offset. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of his employment hereunder. Notwithstanding the foregoing, any payments received by Executive from other employment after any termination of Executive's employment hereunder shall reduce any payments to which he would otherwise be entitled from the Companies hereunder.

6. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

            To the Companies:

                  c/o American Electric Power Company, Inc.
                  1 Riverside Plaza
                  Columbus, Ohio 43215
                  (attn: General Counsel)

            To Executive:

                  Mr. Michael G. Morris c/o American Electric Power Company, Inc. 1 Riverside Plaza
                  Columbus, Ohio 43215

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

7. Nondisclosure of Confidential Information.

7.1 Nondisclosure of Confidential Information. Executive shall not, at any time during the term of this Agreement or thereafter, without the prior written consent of the Companies, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as defined below) pertaining to the business of the Companies or any of their affiliates, except (a) while employed by the Companies, in the business of and for the benefit of the Companies, or (b) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Companies, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws. For purposes of this
Section 7, "Confidential Information" shall mean non-public information concerning the finances, strategic business plans, product development (or other proprietary product data), marketing plans and other non-public, proprietary and confidential information of the Companies, their affiliates or their customers.

7.2 Restrictive Covenants. The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Companies and their affiliates and accordingly agrees as follows:

(a) Covenant Not to Compete. During the Term of Employment and the Restricted Period (as defined below), Executive will not directly or indirectly:

     (1) engage in any business that is a Competing Business (as defined below);

     (2) enter the employ of, or render any services to, any person or entity (or any division of any person or entity) which is a Competing Business;

     (3) acquire a financial interest in, or otherwise become actively involved with or in, any Competing Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

     (4) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Companies and any of its affiliates and their respective material customers, clients or suppliers.

(b) Permitted Activities. Notwithstanding anything to the contrary in this Agreement, during the term of this Agreement and thereafter, Executive may: (x) directly or indirectly own, solely as an investment, securities of any person engaged in a Competing Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (1) is not a controlling person of, or a member of a group which controls, such person and (2) does not, directly or indirectly, own one percent (1%) or more of any class of securities of such person (excluding any interest Executive owns through a mutual fund, private equity fund or other pooled account).

(c) Covenant Not to Solicit Employees. During the term of this Agreement and the Restricted Period, Executive will not, whether on Executive's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly hire any executive or employee who was employed by either of the Companies (or any of their major subsidiaries) as of the date of Executive's termination of employment with the Companies or who left the employment of the Companies coincident with, or within twelve (12) months prior to or after, the termination of Executive's employment with the Companies (provided that nothing herein shall prevent Executive from the general advertising for employees or from serving as a reference for an employee of the Companies).

(d) Definitions. For purpose of this Section 7, (1) the term "Competing Business" shall mean any business in a geographic area in which the Companies or any of their major subsidiaries engage, in any such case at the relevant time during the term of employment or on the date of any termination of Executive's employment hereunder, as applicable, and (2) the term "Restricted Period" shall mean the period beginning on the date on which Executive's employment hereunder terminates, for any reason, through the second anniversary of such date.


7.3   Reasonableness of Covenants; Remedies.

(a) Reasonableness of Covenants. Executive and the Companies agree that the foregoing nondisclosure and other restrictive covenants are reasonable covenants under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction any such restraints are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear reasonable and to enforce the remainder of the covenants as so amended.

(b) Remedies. Executive agrees that any breach of the covenants contained in this Section 7 would irreparably injure the Companies. Accordingly, Executive agrees that (1) Service Corporation may cease any payments being made under
Section 4 of this Agreement and/or (2) either of the Companies may, in addition to pursuing any other remedies it may have in law or in equity, obtain an injunction against Executive from any court having jurisdiction over the matter restraining any further violation of this Agreement by Executive.

8. Withholding Taxes. The Companies may withhold from any amounts payable under this Agreement to Executive such Federal, state, local and other taxes as may be required to be withheld pursuant to any applicable law or regulations.

9. Governing Law; Resolution of Disputes.

9.1 Governing Law. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Ohio, without reference to rules relating to conflicts of law.

9.2 Resolution of Disputes. Subject to the provisions of Section 7.3, any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in Columbus, Ohio, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party to this Agreement shall bear his or its own costs of the arbitration.

10. Entire Agreement; Amendments.

10.1 Entire Agreement and Effect on Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding between the Companies or any affiliate of the Companies and Executive.

10.2 Amendments and Waivers. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of either of the Companies. No waiver by any party hereto of any breach by another party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of either of the Companies, as the case may be.

11. Severability; Survivorship.

11.1 Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

12. Survivorship. Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the parties hereunder shall survive any termination of Executive's employment. Upon the expiration of the term of the Agreement, the respective rights and obligations of the parties shall survive such expiration to the extent necessary to carry out the intentions of the parties as embodied in the rights (such as vested rights) and obligations of the parties under this Agreement.

13. Assignment. This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Companies, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by either of the Companies, except that either of the Companies may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Companies, if such successor expressly agrees to assume the obligations of the Companies hereunder.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                             AMERICAN ELECTRIC POWER COMPANY INC.

                             By /s/ John P. DesBarres
                                Name:  John P. DesBarres
                                Title:   Chairman, Human Resources
                                         Committee of American Electric
                                         Power Company


                             AMERICAN ELECTRIC POWER SERVICE CORPORATION

                             By /s/ John P. DesBarres
                                Name:  John P. DesBarres
                                Title:   Chairman, Human Resources
                                         Committee of American Electric
                                         Power Company

                             EXECUTIVE

                               /s/ Michael G. Morris
                                Michael G. Morris

                                                                     EXHIBIT A

                             AMERICAN ELECTRIC POWER

                                   RELOCATION
                                 EXPENSE POLICY
                                   GUIDELINES

                                       FOR

                              **EXEMPT EMPLOYEES**
                                       and
                           **NON-EXEMPT SUPERVISORS**
                                       and
                        **NEWLY HIRED EXEMPT EMPLOYEES**
                           SALARY GRADES 26 AND ABOVE




                              EFFECTIVE MAY 1, 2002
                             (Revised March 1, 2003)

                             AMERICAN ELECTRIC POWER
                      RELOCATION EXPENSE POLICY GUIDELINES
                  FOR EXEMPT EMPLOYEES & NON-EXEMPT SUPERVISORS
          AND NEWLY HIRED EXEMPT EMPLOYEES -SALARY GRADES 26 AND ABOVE
                  Effective May 1, 2002 (Revised March 1, 2003)


   THIS RELOCATION POLICY AND OTHER USEFUL INFORMATION ON YOUR RELOCATION IS AVAILABLE ON-LINE AT WWW.SIRVARELOCATION.COM. THIS IS THE WEBSITE OF SIRVA
Relocation (SIRVA), AEP'S RELOCATION VENDOR. YOU WILL BE EMAILED A USER LOGIN ID AND PASSWORD AT THE ONSET OF YOUR RELOCATION. PLEASE VISIT THIS SITE FOR ANSWERS
                TO YOUR QUESTIONS AND OTHER HELPFUL MOVING TIPS.


  PLEASE DO NOT CONTACT ANY REAL ESTATE AGENTS OR SIGN ANY LISTING AGREEMENTS,
    CONTRACTS OR OTHER DOCUMENTS PRIOR TO SPEAKING WITH YOUR DESIGNATED SIRVA
                              RELOCATION COUNSELOR.

                                TABLE OF CONTENTS

ARTICLE I.  ELIGIBILITY

      A. Current Employees (Exempt Employees & Non-Exempt Supervisors)
      B. Newly Hired Exempt Employees in Salary Grades 26 & Above

ARTICLE II. MARKETING AND DISPOSAL OF PRESENT RESIDENCE

      A.    Home Defined
      B.    Home Sale Assistance
                1. Marketing Assistance Program
                2. Marketing Assistance Program Bonus
                3. Safety-Net
                4. Guaranteed Purchase Offer
                5. Vacate Date
                6. Negative Equity
                7. Cost of the Home Sale Program
                8. Selling Home Outside the Home Sale Assistance Program
      C. Loss on Sale Protection
      D. Lease Agreements
      E. Land Contracts
      F. Mobile Homes

ARTICLE III. NEW RESIDENCE

      A. Lump Sum Payment - House Hunting/Temporary Living/Return Trips
      B. Final Move Expenses
      C. Miscellaneous Expense Allowance (Current AEP Employees Only)
      D. Duplicate Housing Expenses
      E. Equity Loan
      F. Movement of Household Goods

ARTICLE IV. MORTGAGE ASSISTANCE

      A.    Point Reimbursement Payments
      B.    Mortgage Companies

ARTICLE V.  TAXABILITY OF REIMBURSED EXPENSES

      A.    IRS 50-Mile Test
      B.    Tax Allowance/Gross Up

ARTICLE VI. ADMINISTRATION OF POLICY

ATTACHMENT I - EQUITY LOAN AGREEMENT and PROMISSORY NOTE

ATTACHMENT II - RELOCATION SERVICES EMPLOYMENT CONTRACT
                (Newly Hired Exempt Employees Only)

The AEP relocation policy provides for reimbursement of certain, designated expenses which are directly related to the domestic relocation of an eligible employee who is requested by the Company to relocate to a new work location. The policy is designed to help relieve employees of the financial and physical burdens which normally accompany a relocation. Through close adherence to the policy, efficiency and consistency of all employee relocations can be assured.

ARTICLE I.    ELIGIBILITY

A.    Current Employees

      Regular, full time exempt employees and non-exempt supervisors are eligible for full coverage and all benefits under the relocation policy.

      Employees are eligible for benefits under this policy provided:

      1. The relocation is considered permanent or indefinite (i.e., there is no predetermined intention to return or transfer the employee back to the previous location or to another location within a one-year period), and

      2.    The Company requests the employee to relocate.

B.    Newly Hired Exempt Employees in Salary Grades 26 and Above

      Newly hired exempt employees in salary grades 26 and above are eligible for full coverage and all benefits under the relocation policy except the Miscellaneous Expense Allowance. The new employee will be required to enter into a RELOCATION SERVICES - EMPLOYMENT CONTRACT (Attachment II) with the Company whereby he/she agrees that upon voluntary termination from the Company within one year of employment he/she will upon request from the Company be required to reimburse the Company for all payments made to him/her or in his/her behalf except those made pursuant to article III, sections A and E.

ARTICLE II.   MARKETING AND DISPOSAL OF PRESENT RESIDENCE

The Company has contracted with SIRVA Relocation (SIRVA) an international relocation services firm, to assist relocating employees in finding potential buyers for their homes. If these efforts prove unsuccessful, SIRVA will also offer to purchase the homes of employees, subject to the property meeting SIRVA's minimum requirements, as described on page 6. In addition, SIRVA will assist the employee in locating a home for purchase at the new work location area (Destination Services). SIRVA will also provide assistance in the movement of the household goods through its Moving Services unit (see Article III-E).

      The home marketing and disposal benefit assists a transferring employee in finding a suitable buyer who is willing to pay at or near the most probable sales price for the home, and disposing of his/her home in the most efficient possible manner. An eligible employee has the option of:
      (1) selling the home under the Home Sale Assistance Program as described in Section B below; or (2) attempting to sell the home on his/her own outside the Home Sale Assistance Program.

      In order to maximize your relocation benefits do not contact any real estate agents prior to your initial contact with your individual Relocation Counselor at SIRVA Relocation (SIRVA). SIRVA will provide you with a list of qualified agents who specialize in relocation moves in your area. From this list, you may choose the agent with whom you would like to list the property. If you choose an agent that is not on SIRVA's approved list, the agent must be qualified in advance and agree to pay a referral fee to SIRVA.

A.       Home Defined

         Home shall mean improved real estate:

     1. which is, at the issuance by the Company of the SIRVA relocation assistance authorization, employee-owned and occupied primary, single-family residence, townhouse; two-family (duplex) provided the employee resides in one unit, or condominium unit provided said unit meets FNMA (Fannie Mae) / FHLMC (Freddie Mac) approval. Excluded are: any income producing properties; resort properties; mobile homes not permanently affixed to the property (See Article II, Section F); cooperative units; farms; homes with acreage that does not conform to the immediate area; properties on which clear title cannot be delivered; properties which do not qualify for conventional mortgage financing; properties that have black mold; properties that have an unresolved EIFS exterior finishing problem; properties in which inspections conducted disclose defects which rendered the property unmarketable and/or the employee does not repair to the satisfaction of Supplier.

     2. which shall include only the items of personal property set forth in the Contract of Sale;

     3. with respect to which all mortgages can be prepaid. If a prepayment penalty is required, it must not exceed the greater of:

                o     one percent (1%) of the original loan, or
                o     six months interest on the principal balance prepaid

     4. with respect to which insurance is available at standard rates for normal hazards of fire and extended coverage;

     5. with respect to which all leases can be terminated by SIRVA with no more than a (60) sixty-day notice to the lessor;

     6. which is not situated on or near and does not contain any hazardous or toxic materials or gases, including but not limited to black mold, asbestos, lead paint, radon gas, urea formaldehyde foal insulation
          (UFFI), or an unresolved exterior insulating and finishing system problem (EIFS);

     7. which contains acreage (lot size) within the norm and specific zoning limits for that particular locale or neighborhood. If there is excess acreage, SIRVA will not purchase more than is considered to be necessary to make the residence salable;

     8.   in which the employee has clear and marketable title;

     9. which has all the normal characteristics of a home such as potable running water, sewage or septic system, electricity, etc., and

     10. which has been repaired by the employee or where repairs are necessary as a result of inspections or appraisals.

B.       Home Sale Assistance

      An eligible employee who owns a home at the former location, which meets the above definition, may elect to sell the home through the Home Sale Assistance Program offered by SIRVA. SIRVA will be authorized to contact the employee by the Company at the onset of the move to start the Home Sale Program as well as other relocation benefits.

      1.    Marketing Assistance Program

      All qualified relocating employees are eligible to participate in the Marketing Assistance Program offered by SIRVA. The Marketing Assistance Program is designed specifically to assist employees in finding potential buyers for their homes. Employees are required to market their home for a ninety (90) day marketing period before they may accept the Guaranteed Purchase Offer described below.

      SIRVA's assistance includes the selection of relocation specific Realtors, assistance in effectively pricing the employee's home for sale, the development of an effective marketing plan and the tax-efficient purchase of the employee's home by SIRVA, at acceptable price, terms and conditions to the employee. With SIRVA's help:

     -- The employee should sell their home quickly at the highest attainable market price (The best opportunity to maximize the asking price of a home is during the first 30 days of listing, when market excitement about the home is highest and buyer traffic is at its greatest.)

     -- The employee will not incur any costs of sale such as commissions and/or statutory closing costs. These costs will be incurred by SIRVA.

     -- The employee is not required to attend the ultimate closing on their old home.

     -- The employee is protected from contracts or buyers that "fall-through" once SIRVA has committed to buy the home. If the ultimate market buyer fails to close on the purchase of the employee's home, SIRVA is solely responsible for the disposal of the property.

      IMPORTANT: In order to preserve their relocation benefits, employees should not make any agreement or sign any document or accept any money before speaking with their Relocation Counselor at SIRVA to discuss the home sale process.

      To be eligible for the benefits described above, the employee must fully comply with the guidelines set forth below:

     -- The employee agrees to execute the SIRVA Option Agreement, which details the terms and conditions under which SIRVA will purchase their home.

     -- The employee agrees to work with SIRVA recommended real estate agents for home listing and at the employee's option, for home finding in the new location.

     -- The employee agrees to allow SIRVA to market the home at a price no greater than 105% of the most probable selling price as indicated by the average of at least two Broker Price Opinions (BPO's) rendered by two independent realty agents approved by SIRVA.

     -- The employee agrees to cooperate with their chosen listing agent in showing the property to prospective buyers and with any inspectors authorized by SIRVA and/or a prospective buyer.

      Additionally, an employee's property must qualify for the home sale program. The employee must also disclose any known defects to the property that may affect its marketability. The SIRVA Relocation Counselor will help evaluate a property's eligibility, provide more detail, and answer all questions that may arise.

      Once the employee executes the Option Agreement and agrees to a suitable list price for their home, SIRVA will handle all the administrative details of marketing the home during the 90 day marketing period. The SIRVA Relocation Counselor will discuss with the employee all market offers and will negotiate the highest attainable price for the home, which will represent the fair market value at which SIRVA will exercise its option to purchase the employee's home. Once the employee agrees to the fair market value, the employee will enter into a binding contract with SIRVA and a date at which the employee will receive the proceeds of the sale will be established.

      The employee's equity will be computed and expenses prorated as of the date SIRVA accepts the contract of sale or vacating date, whichever is later. SIRVA will then complete the sale with the buyer. The homesale process is considered final once it is determined that the buyer has been financially qualified to purchase the employee's home, inspections by the buyer have been completed and addressed, and all contracts have been approved by SIRVA, regardless of whether SIRVA is able to complete the sale to the buyer.

      2.    Marketing Assistance Program Bonus

      Employees in the Marketing Assistance Program will receive a bonus of the greater of two percent (2%) of the selling price, or $1,000, if the outside offer is determined to be acceptable by SIRVA. Employees who do not use the Marketing Assistance Program are not eligible for this benefit.

      The 2% Bonus payment will be made to the employee by The Company when the homesale process between the employee and SIRVA is considered final, and will not be contingent on whether SIRVA is able to complete the sale with the buyer. The payment will be considered ordinary income and will NOT be grossed up for tax purposes.

      3. Safety Net

      In the possible event the employee is unable to find a buyer for his/her home, the Company will also authorize SIRVA to prepare a back-up home purchase offer as described in the Guaranteed Purchase Offer section below.

      4.    Guaranteed Purchase Offer

      After discussing the Marketing Assistance Program with the employee, a SIRVA Relocation Counselor will provide a list of up to four (4) qualified, licensed independent real estate appraisers from their nationwide network to perform an ERC Relocation Appraisal on their home. Upon receipt, the employee will need to select two (2) appraisers from the list and notify their SIRVA counselor who will work with the employee to arrange an appointment for the evaluation of their home. After the two appraisers inspect the employee's home, they will prepare their independent appraisal reports and determine an appraised value price for the home. The appraisal process documents the price an educated and knowledgeable buyer would pay for a home and the price at which an educated and knowledgeable seller agrees to sell the home. Research, comparable listings and sales, and a normal ninety-day (90) marketing period are used in this determination.

      The appraisals will be submitted to SIRVA for review. If the appraisal values are found to be accurate by SIRVA, the two appraisals will be averaged together and the resulting amount will become the employee's "Guaranteed Purchase Offer." SIRVA will offer to purchase the employee's home at this value after 90 days of mandatory home marketing, if the home has not already sold. SIRVA will notify the employee by telephone of the offer and confirm the offer in writing. The employee has sixty (60) days from the 90th day of initial home listing to accept SIRVA's offer.

      If the two appraisals are not within a 5% variance of each other, a third appraisal will be ordered and the closest two shall be averaged to come up with the employee's "Guaranteed Purchase Offer."

      At day 60 of the home marketing time, reasonable and necessary inspections, including but not limited to, a home inspection, structural, roof, pest and radon inspections will also be obtained by SIRVA at this time. The employee is solely responsible for rectifying or repairing any adverse items that appear on any of the inspections obtained by SIRVA, before SIRVA will be obligated to purchase the employee's home.

      5.    Vacate Date

      The employee remains responsible for mortgage, taxes, insurance, maintenance, utility payments and other homeowner expenses until either the date the property is vacated or the date a new residence is purchased. (See Article II.D - Duplicate Housing) The vacating date normally will not be later than sixty (60) days from the date the employee accepts the offer by SIRVA; however, in unusual cases, extensions may be granted with prior approval from Human Resources.

      6.    Negative Equity

      In those cases where there is a Negative Equity situation (i.e. employee mortgage balance is greater than SIRVA's purchase offer/Guaranteed Purchase Offer), the employee must pay the difference between the mortgage balance and the Guaranteed Purchase Offer to SIRVA at the time of closing and sale of the property to SIRVA, should he/she accept SIRVA's purchase offer. Failure to make this payment to SIRVA will result in the withdrawal of SIRVA's Guaranteed Purchase Offer. Please see Article II, Section C for Loss on Sale Protection.

      7.    Cost of the Home Sale Program

      The cost of the Home Sale Program will be paid by the Company.

      8. Selling the Home Outside the Home Sale Assistance Program

      An employee who otherwise qualified for the Home Sale Assistance Program and elects to sell his/her home without the aid of SIRVA will be reimbursed by the Company for the following closing expenses:

          o    Broker's commission

          o Reasonable and customary seller closing costs and legal fees o Transfer charges and transfer taxes

          o Mortgage prepayment penalties as per Article II, Section B.3 (but not points)

          o Taxes other then those incurred due to gain on sale or pro-rated property taxes

      No Guaranteed Purchase Offer will be available to employees who elect to sell their home outside the Home Sale Assistance Program.

C. Loss on Sale Protection (Grossed-Up)

      Employees may occasionally find that real estate conditions force them to sell their residence for less than it cost them. This feature is designed to lessen the impact of such a financial loss. Under these circumstances, the Company will pay the difference between the sales' price to an outside buyer or the Guaranteed Price Offer (whichever is applicable), and the original property purchase price (plus documented expenditures for labor and material used in IRS eligible capital improvements). This payment is limited to no more than 10% of the Guaranteed Purchase Price.

      In order to be eligible for this benefit, the following conditions and limitations apply:

     o The employee must have owned and occupied their single-family home, townhouse, or condominium located in the United States as their primary place of residence on the date first notified of their transfer.

     o If the home is on large acreage or is partially an investment property, loss on sale will be prorated on the basis of the percent of total value the residence portion represents.

     o If the employee shares ownership in the home with anyone other than a spouse, they must own at least 50% or more of the residence to receive any assistance. The assistance will be prorated based on their percentage of ownership.

     o Mobile, modular and certain manufactured homes are not eligible except as noted in Article II, Section F.

     o Capital improvements are limited to those deemed allowable by the Internal Revenue Service (IRS).

     o Charges for interest on loans, labor performed by the employee or his/her family members are not eligible.

     o    Repairs are not eligible.

      The Original purchase price documents plus all documentation for allowable capital improvements must be presented by the employee to their SIRVA Relocation Counselor. After the SIRVA review, a final review by AEP's tax department will be made before authorization. Under no circumstances will payment be made before the home is sold or acquired by SIRVA. This amount will be grossed up for income taxes.

D.    Lease Agreement

      An eligible employee renting his/her primary residence at the time of relocating who cannot cancel a lease arrangement without being assessed a penalty, shall be reimbursed by the Company for up to a two-month lease penalty and loss of deposit for canceling the lease. A copy of the lease agreement, indicating the penalty, and a paid receipt are required for reimbursement.

E.    Land Contracts

      For those eligible employees who have entered into a Land Contract agreement, the Home Sale Assistance Program is not available unless the employee is able to provide a clear title to the property or acceptable termination procedures are included with the Land Contract agreement.

F.    Mobile Homes

      When a mobile or pre-manufactured home is on property owned by the employee, is affixed to the property by being on a permanent concrete footer and poured concrete blocks (wheels, axle, and tongue removed), has all required utilities connected, meets FNMA/FHLMC financing criteria and meets criteria for conventional mortgage financing (such as having a perimeter block foundation), the Home Sale Assistance portion of the Relocation Policy will apply. If a mobile or pre-manufactured home does not meet the criteria described above, special arrangements may be made to assist the employee with the sale of their home.

      If a mobile or pre-manufactured home has not become affixed to property owned by the employee as described above, the Company will pay for the tear down, transportation and set up of the mobile home. In this type of situation, the Company does not buy the mobile home, but will reimburse the employee for sales commission and selling expenses if the employee sells the mobile home. Under no circumstances, will the Company purchase vacant land.

ARTICLE III.      NEW RESIDENCE

The employee will receive professional assistance from SIRVA in locating homes in the destination location that meet the employee's needs. The Relocation Counselor will help the employee assess preferences, describe the assistance available and arrange for a free mortgage financing pre-qualification and consultation prior to the first home finding trip. The employee's Relocation Counselor will arrange appointments with one or more SIRVA designated Realtors to personally assist with area orientation and home shopping.

In an effort to improve the quality of real estate agent selection and control costs, AEP is using a "Broker Registration" program with SIRVA. If the employee wants to use an agent outside of SIRVA's recommendation, the employee must register their agent choice with the SIRVA Relocation Counselor. All brokers selected will be responsible for paying a referral fee to SIRVA.

A. The Lump Sum Payment (Grossed-Up)

      The Company will provide a Lump Sum Payment to cover expenses related to House Hunting, Return Trips Home and Temporary Living, (e.g. travel, mileage, rental car, lodging, meals, telephone, parking, tolls, babysitting, and other miscellaneous expenses). Payment of this Lump Sum will generally be made within one month of the payroll transfer date to the new work location. The amount of the payment will vary depending on the distance from the employee's former home to the new work location as follow:

      Long Move (50 or more miles)        $ 6,000     (less FICA taxes)
      Short Move (less than 50 miles)     $ 2,500     (less FICA taxes)

      Note: For those transferees too far away to drive (normally 350 miles), the reasonable cost of air-fare will be reimbursed in addition to the Lump Sum Payment allowance, with prior approval.

      The employee's FICA expense on this payment will be withheld providing the employee does not exceed the FICA income base in the year of the move.

      Employees are also eligible for up to 5 days off with pay for house hunting trips and up to 3 days off with pay for the final move trip to the new work location, as needed. Additional time off with pay may be available at the discretion of the supervisor.

      The SIRVA Relocation Counselor will explain all the details of the expense reimbursement process for the following benefit areas including Selling The Home Outside the Home Sale Assistance Program, Loss on Sale Protection, Lease Break Assistance, The Lump Sum Payment, Final Move Expenses, The Equity Loan, Home Purchase Expense (where applicable), Duplicate Housing Expenses, Miscellaneous Expense Allowance and other potential expenses.

B.    Final Move Expenses

      The employee will be reimbursed for transportation expenses related to their final move to the new location. Mileage will be paid at the current Company mileage rate. Expense coverage for the final move consists of reasonable meals and lodging for the employee and their family for one day prior to the departure to the new location, number of days en route (no vacation or sight-seeing) and arrival day. The employee should submit ALL receipts on the appropriate Relocation Expense form supplied by the Company.

      Note: Reimbursement for local mileage prior to departure day at the former location and after arrival day at the new location is NOT reimbursable. Meals and mileage reimbursement in excess of 12 cents per mile are included in the employee's earnings for income tax purposes and will be included in amounts reported as income on the employee's W-2 form. The Company will gross-up these expenses.

      Other travel expenses, including transportation and lodging are excluded from taxable income and, therefore, will not be tax assisted.

C. Miscellaneous Expense Allowance (Current AEP Employees Only)

      A payment to current AEP employees of an amount equal to 100% of one month's salary (based on the salary at the new location), up to a maximum of $5,000, will be made by the Company. This payment is intended to help cover expenses the employee incurs in moving to the new location beyond the expenses specifically covered in this policy. This payment will be grossed-up for income taxes and the employee's FICA expense on this payment will be withheld providing the employee will not exceed the FICA income base in the year of the move.

D.    Duplicate Housing Expenses

      Homeowners - After an employee closes on his/her new residence, and if the employee has not sold his/her former home and is still paying a mortgage on his/her former home, the Company will reimburse the employee for the interest portion of the monthly mortgage payments of the former home for a period of up to sixty (60) calendar days from the date of closing on his/her new home.

      Whether or not the employee had a mortgage on his/her home, the Company will also reimburse the employee for real estate taxes, property insurance, utility expenses, and a reasonable amount for lawn care and/or snow removal. This reimbursement for duplicate residence expenses is available for a period up to sixty (60) calendar days from the date of closing on his/her home at the new location.

      Employee must be actively marketing former residence in order to be eligible for duplicate housing expense reimbursement.

E.    Equity Loan

      Upon entering into a purchase contract on a new residence, the employee can apply for an equity loan, interest free for 90 days, in an amount equal to SIRVA's Guaranteed Purchase Offer less any remaining mortgage balances, less four percent (4%) of the Guaranteed Purchase Offer held back for contingencies. An equity loan is available for the sole purpose of purchasing a home or initiating construction at the new location. This loan is available whether the employee sells his/her home to SIRVA or whether he/she tries to sell it himself/herself. If the employee eventually sells the property to SIRVA, the loan amount is deducted from the final equity due the employee from SIRVA. Any remaining balance of the four percent (4%) holdback not used for contingencies (taxes, interest, liens, etc.), is also paid to the employee when the property is sold.

      The employee is required to sign the SIRVA Mortgage Equity Loan Agreement and a Promissory Note to secure an equity loan. (See Attachment I)

      The equity loan, which is secured by the Promissory Note, will require repayment by the employee of the principal, as well as any costs incurred by SIRVA in collecting the Promissory Note, should the employee default (i.e., legal costs, collection, termination).

      Executive Officers and Directors of American Electric Power Company, Inc.
      (AEP) or any AEP subsidiary with publicly registered securities are not eligible to participate in this program.

F.    Movement of Household Goods

      The Company has contracted with SIRVA to provide experienced, efficient moving of all furniture and household effects to the residence at the new work location. The employee will be contacted by SIRVA's Moving Coordinator once authorization has been given by the Company. The Move Coordinator will assign a designated relocation van line to personally assist the employee with their move.

      1. The services provided by the SIRVA designated van line are:

          a. Shipment, packing and unpacking of all furniture and household goods. (One extra pickup and delivery en route to the new location will also be provided if needed.) Within one week of the move-in date, the van line will return to pick up packing boxes, if necessary. Shipment from temporary residence to permanent residence would be considered as a local move and would require management approval.

          b. All insurance premiums to cover loss or damage to furniture and household goods caused by fire, theft, collision, or water while in transit and/or storage on a replacement value basis or less based on the weight of the shipment. The limit of coverage is $100k, without a declaration by the employee of greater value, which will require an added premium.

          c. Storage of furniture and household goods for up to sixty (60) calendar days and delivery out of storage. Extensions of this 60-day limitation must be approved by Human Resources. Storage means at the moving company's facility only and delivery out of storage means one movement only.

          d. Major appliance disconnection and reconnection. The van line will transport items such as waterbeds, pool tables, satellite discs and swing sets, but will not disassemble or reassemble these items.

          e. Shipping of personal vehicles (one car if move is over 500 miles), boats 14 feet and less (including trailer), motorcycles, riding mowers/garden tractors and snowmobiles, with the number of each within reason for the size of the family. A second personal vehicle may be shipped if approved by management.

      2. The van line is not authorized to ship:

          a.   Any animals (including house pets)

          b.   Trailers, campers or boats longer than 14 feet in length

          c.   Farm or heavy machinery

          d.   Furnishings from a second home

          e.   Firewood,   building  materials,   paint,  chemicals,   toxic  or
               flammable materials.

ARTICLE IV. MORTGAGE ASSISTANCE

      A.    Point Reimbursement Payments

      The Company will reimburse an employee for discount point(s) paid to reduce the interest rate on a mortgage obtained at the new location as follows:

            If 30-year rates are:         -REIMBURSE:

            8.0% or lower                 0 POINTS
            8.01% - 9.0%                  1 POINT
            9.01% - 10.0%                 2 POINTS
            Over 10.01%                   3 POINTS

     The 30-year rate for a given month will be the Federal National Mortgage Association (Fannie Mae) posted yield on 30-year mortgage commitments for delivery within 30 days as indicated in the Wall Street Journal on the first working day of each month. The 30-year rate and related point reimbursement amount will be determined as of the date the employee locks in a mortgage rate with the new lender.

      B.    Mortgage Companies

      As part of the relocation program, AEP has contracted with SIRVA Mortgage and Huntington National Bank, to provide mortgage programs to help employees purchase homes in an efficient and economical manner. Although AEP is contracted with SIRVA Mortgage and Huntington National Bank, employee is under no obligation to use either lender. Employee may utilize a lender of their choice and receive reimbursement of normal and customary closing costs.

      SIRVA Mortgage offers a variety of loan products from prominent national lenders. SIRVA Mortgage will shop these lenders for you to find the best rate, product and program for your budget.

      A SIRVA Mortgage loan counselor will contact the employee to discuss loan options and the various lenders within this program. SIRVA Mortgage can be reached at 1-800-531-3837 or their website at www.sirva.com. Although the employee is under no obligation to utilize SIRVA Mortgage, it should prove more beneficial to the employee to do so.

      SIRVA's No Closing Cost Loan Program - Non-recurring closing costs normally paid by the employee are eliminated through a no-closing cost loan program provided to the Company by SIRVA in conjunction with SIRVA Mortgage. SIRVA's mortgage program eliminates the need for the employee to turn in a HUD-1 Settlement Statement for reimbursement and saves the company valuable tax gross-up dollars.

      Under SIRVA's program, the employee will be responsible for non-recurring costs such as prepaid interest, real estate taxes, and private mortgage insurance (PMI).

      o Purchase must occur within 12 months of the effective date of relocation

      o    Purchase must be permanent residence of the associate and his family

      o    Does not apply to mobile homes or boats

      Executive Officers and Directors of American Electric Power Company, Inc.
      (AEP) or any AEP subsidiary with publicly registered securities are not eligible to participate in this program.

      Huntington National Bank's Loan Program - AEP has also contracted with Huntington National Bank to provide alternative mortgage options. Huntington's loan program will cover normal and customary closing costs normally incurred by the employee. These costs are generally appraisal fees, credit report fees, title search, buyer paid title costs, required attorney's fees, statutory taxes/stamps and reasonable inspection costs.

      Should the employee choose Huntington for their mortgage, Huntington will advance to closing all of the reimbursable costs listed above. This service eliminates the need for the employee to have or to seek extra funds to have on hand in order to close. Nor will the employee need to submit an expense request, as Huntington will directly bill the Company for the appropriate costs. (This expense is taxable to the employee and will be grossed-up for income tax liability. Employee will be notified of their FICA tax liability for this expense.)

      The employee can contact Huntington National Bank by calling 1-800-228-5576 or refer to their website at www.huntington.com

      An employee utilizing a lender other than SIRVA Mortgage or Huntington National Bank must provide a copy of their HUD-1 Settlement Statement in order to be reimbursed the normal and customary closing costs. (This expense is taxable to the employee and will be grossed-up for income tax liability when check is issued, and FICA tax on this amount and the gross-up will be withheld.)

      Executive Officers and Directors of American Electric Power Company, Inc.
      (AEP) or any AEP subsidiary with publicly registered securities are not eligible to participate in this program.

ARTICLE V.        TAXABILITY ON REIMBURSED EXPENSES

All reimbursements of moving expenses other than certain costs of moving household goods and 30 days of household goods storage must be reported on the employee's W-2 as other compensation at the end of the year in which such reimbursements were received. The Company is required to withhold at statutory rates for all federal/state/local taxes and FICA (Social Security) up to the designated yearly base.

A.     IRS 50-Mile Test

      If a move meets the IRS 50-mile test, the payment for the transportation of household goods is excluded from the employee's income. If the move fails the IRS - 50 mile test, the payment for the transportation of household goods and 30 days of storage are included in the employee's income. To meet the IRS 50 - mile test, the employee's new work location must be at least 50 miles farther from their former residence than was their former work location. (It should be noted that the distance calculation for the IRS 50 - mile test is different than the Company's distance calculation used to determine the amount of the Lump Sum Payment for the less than 50 mile transfer described in Article II. Section A.)

B.    Tax Allowance/Gross-Up

      The Company will pay to the appropriate taxing authorities on behalf of the employee a tax allowance approximating the federal, state, and local income taxes (there will be no tax allowance for any additional FICA taxes) imposed as a result of the employee receiving from the Company the following benefits: (1) the one-month salary allowance, (2) the lump sum payment [which covers house hunting, return trips home and temporary living, (3) the cost of settling any leases; (4) reimbursement of closing expenses on the old residence if the employee sells the home without SIRVA's assistance, (5) the payment for closing costs on the home purchased at the new location if necessary, (6) the Loss on Sale Protection payment, if any, and (7) certain duplicate housing expenses.

      In the case of a move that fails the IRS - 50 mile Test, the tax allowance will also cover cost of moving household goods and storage. The tax allowance itself is additional gross income to the employee, so the allowance will be "grossed up" to cover the additional tax resulting from the tax allowance.

      The tax allowance will be calculated on the basis of: (1) the employee's annualized compensation from the Company less the amount the employee is contributing through the Tax Deferral Option of the Savings Plan, (2) the standard deduction and the portion of the moving expenses which qualify as itemized deductions, and (3) the number of exemptions the employee is entitled to claim on his/her federal income tax return (regardless of the number claimed on his/her W-4 statement). In addition, only the Company's W-2 source income will apply as the base for the Tax Assistance. No outside income such as that from investments, rental properties or trusts will be considered. Spousal income will also not be eligible for gross-up unless the spouse also is employed by the Company.

                                   TAX SUMMARY

     --------------------------------------------------------------------------
     Reimbursement         Added to     Taxable         Tax Assistance (2)
                             W-2        Income
      -------------------------------------------------------------------------
     Home Sale Program        No           No                   No
     --------------------------------------------------------------------------
     MAP Home Sale Bonus      Yes         Yes                   No
     --------------------------------------------------------------------------
     Lump Sum Payment         Yes         Yes                   Yes
     --------------------------------------------------------------------------
     Lease Break Penalty      Yes         Yes                   Yes
     --------------------------------------------------------------------------
     Closing Cost on Old      Yes         Yes                   Yes
     Residence (outside
     the Home Sale
     Program)
     --------------------------------------------------------------------------
     Loss on Sale             Yes         Yes                   Yes
     --------------------------------------------------------------------------
     Household Goods      (1)   No         No                   No
     Shipment
     and 30 days of
     Storage
     --------------------------------------------------------------------------
     Storage over 30          Yes         Yes                   Yes
     Days
     --------------------------------------------------------------------------
     New Home Purchase      Yes*/No     Yes*/No               Yes*/No
     --------------------------------------------------------------------------
     Duplicate Housing        Yes         Yes                   Yes
     --------------------------------------------------------------------------
     Tax Assistance (1)       Yes         Yes                   Yes
     --------------------------------------------------------------------------

1.       Tax gross-up on gross-up payments
2.       FICA will be withheld up to the yearly base and will not be grossed-up
*        If the employee does not utilize SIRVA's `No Closing Cost Loan'
         Program *

ARTICLE VI. ADMINISTRATION OF POLICY

A. After an employee has accepted a new position/job transfer, a relocation authorization will be provided to SIRVA by AEP's Human Resources Relocation Coordinator. Assuming the house is marketable, the offer process will be continued. In addition, the employee will be requested to inform SIRVA of the original purchase price of his/her home and the outstanding balance of any existing mortgages on the property. If the employee decides to not accept the transfer, the process will stop upon notification to SIRVA.

B. In the case of inter-company transfers, the Business Unit into which the employee is transferred will bear the cost of the relocation.

C. All expenses pertaining to the relocation shall be approved by the Human Resources Department after review by SIRVA.

D. The Human Resources Department at the new location will offer the employee such assistance and advice as shall be required.

E. Any exceptions to this policy or home disposal procedures require the approval of the appropriate member of management. All requests for exceptions are to be submitted to the Human Resources Department.

                                                                   ATTACHMENT I

SIRVA Relocation                                      Equity Loan Agreement
                                                        and Promissory Note


Employee Name:                      File No:

Loan Amount $                  Check Number:                Date Issued:

SIRVA Approval:

Property Address:

$                             Date:


For value received, the undersigned Makers hereby promise to pay to SIRVA Relocation (hereinafter "SIRVA"), or its order, at its designated office, the principal sum of _________ Dollars ($____) on or before the earliest to occur of
(a) the expiration of an offer by SIRVA to purchase the Maker's home; (b) the closing of the sale of the Maker's home pursuant to contract of sales between the Makers, as sellers, and a third party, as buyer, or the failure to consummate such a sale at the scheduled place and time; (c) cancellation of the Makers' relocation for any reason whatsoever, or (e) the effective date of termination of the Relocation Management Agreement between SIRVA and the Makers' employer of the Equity Loan Agreement Service contained herein, (f) SIRVA determines that the Agreement and Promissory Note has remained outstanding for an unreasonable period of time.

In the event that SIRVA purchases the Makers' home, the principal sum due shall be deducted from the equity due the Makers' under the application contract, and the deficit, if any, shall become immediately due and payable to SIRVA. In order to secure repayment of the indebtedness, the Makers' hereby assign, transfer and set over unto SIRVA all rights, title and interest in and to any agreement for the sale of the Makers' home which the Makers have entered into or may in the future enter into, and in and to all sums due or to become due thereunder or which may be payable on account of the sale of the said Home. Any such sum received by the Makers shall be held by them in trust as the property of SIRVA, and shall be paid by the Makers to SIRVA on demand by SIRVA, up to the amount of the Makers indebtedness to SIRVA under this agreement and promissory note. Makers agree not to consummate a sale of their Home without advising SIRVA prior thereto.

In consideration of SIRVA entering into this agreement and promissory note:

(a) The Makers represent that the loan will be used solely for the purpose of purchasing a new principal residence in connection with a transfer to a new principal place of employment and that neither the former for the new principal residence is or will be located outside the United State or a United States possession.

(b) The Makers represent that the Makers intend to sell their Home, and have taken appropriate action, such as listing with brokers, or will do so within a reasonable time. The Makers agree that the Makers will notify SIRVA in writing when the Makers enter into an agreement to sell their Home, and again when title passes.

(c) The Makers represent that the Makers have no intention of converting the Makers' present or former principal residence to business or investment use.

(d) The Makers agree that any loss which the Makers sustain because of nonfulfillment of any contract to sell and purchase their Home by either the Makers, the buyer, or any other third party, is the Makers' responsibility, and that in such event the Makers will be obligated to repay their indebtedness to SIRVA.

 (e) The Makers agree that the obligations and benefits under this agreement and promissory note are personal to the Makers and may not be transferred, assigned or otherwise disposed of to any person except their employer.

(f) The Makers agree that their Home will not be made subject to any further indebtedness by the Makers' affirmative act subsequent to signing this agreement and promissory note without prior written approval of SIRVA.

(g) The Makers hereby represent that the Makers intent to and will itemize their deductions on their Federal Income Tax Returns.


The undersigned Makers hereby waive presentment and notice of dishonor and agree that the obligations and benefits under this agreement and promissory note are personal to them and may not be transferred, assigned, or otherwise disposed of to any person except the Maker's employer.


This instrument shall be governed by the laws of the State of Ohio.



Maker:                                                Date:

Social Security No.:

Maker:                                                Date:

Social Security No.:

Newly Hired Exempt Employee                                      ATTACHMENT II
Salary Grade 26 and Above


                     RELOCATION SERVICES - EMPLOYMENT CONTRACT

THIS AGREEMENT, made and entered into this ___ day of __________ by and between AMERICAN ELECTRIC POWER, a corporation (hereinafter called "Company") and ______________________ of _________________ hereinafter called "Employee").

                                   WITNESSETH THAT

        WHEREAS, Employee proposes to accept employment as an exempt employee of the Company at ______________, and

        WHEREAS, Employee, in order to accept such position, must move his place of residence to ______________________________________, or its environs, and

        WHEREAS, Company is willing to pay the moving and incidental expenses of Employee providing Employee agrees to certain conditions,

        NOW, THEREFORE, for and in consideration of the agreements hereinafter contained, Company and Employee do hereby agree as follows:

      1. Company will pay the moving and incidental expenses of Employee in accordance with the Special Relocation Expense Policy - Newly-Hired Exempt Employees SG 26 & Above.

      2. Should Employee voluntarily terminate his/her employment with the Company within one year from the date of his/her employment, Employee, upon request of the Company, agrees to reimburse Company, promptly upon such termination, for all payments made to Employee, or in his/her behalf pursuant to the Special Relocation Expense Policy - Newly-Hired Exempt Employees SG 26 & Above, EXCEPT those made pursuant to Article III - Sections A (Lump Sum Payment for house hunting, temporary living and final move) and E (payment for movement of household goods).

IN WITNESS WHEREOF, the parties hereto have executed this agreement, the day and year first above written.

                        AMERICAN ELECTRIC POWER

                        By                             Date
                        (Company Representative)


                                                       Date
                        (Employee)

                                                                     EXHIBIT B

                   AMERICAN ELECTRIC POWER SERVICE CORPORATION

                           CHANGE IN CONTROL AGREEMENT

                         FOR THE OFFICE OF THE CHAIRMAN

      Whereas, American Electric Power Service Corporation, a New York corporation, including any of its subsidiary companies, divisions, organizations, or affiliated entities (collectively referred to as "AEPSC") considers it essential to its best interests and the best interests of the shareholders of the American Electric Power Company, Inc., a New York corporation, (hereinafter referred to as "Corporation") to foster the continued employment of key management personnel; and

      Whereas, the uncertainty attendant to a Change In Control of the Corporation may result in the departure or distraction of management personnel to the detriment of AEPSC and the shareholders of the Corporation; and

      Whereas, the Board of the Corporation has determined that steps should be taken to reinforce and encourage the continued attention and dedication of members of AEPSC's management to their assigned duties in the event of a Change In Control of the Corporation.

      Now Therefore, AEPSC hereby establishes the American Electric Power Service Corporation Change In Control Agreement (the "Agreement").


                                    ARTICLE I
                                   DEFINITIONS

      As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

      (a) "Anniversary Date" means January 1 of each Calendar Year.

      (b) "Annual Compensation" means the sum of the Executive's Annual Salary and the Executive's Target Annual Incentive.

      (c) "Annual Salary" means the Executive's regular annual base salary immediately prior to the Executive's termination of employment, including compensation converted to other benefits under a flexible pay arrangement maintained by AEPSC or deferred pursuant to a written plan or agreement with AEPSC, but excluding allowances and compensation paid or payable under any of AEPSC's long-term or short-term incentive plans or any similar payments.

      (d) "Board" means the Board of Directors of American Electric Power Company, Inc.

      (e) "Calendar Year" means the twelve (12) month period commencing each January 1 and ending each December 31.

      (f) "Cause" shall mean

            (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with AEPSC (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or an elected officer of AEPSC which specifically identifies the manner in which the Board or the elected officer believes that the Executive has not substantially performed the Executive's duties, or

            (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to AEPSC or the Corporation, or a breach of the Executive's fiduciary duty to AEPSC or the Corporation, as determined by the Board.

      For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of AEPSC or the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for AEPSC or the Corporation, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of AEPSC or the Corporation

      (g) "Change In Control" of the Corporation shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act"), other than AEPSC, any company owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25 percent of the then outstanding voting stock of the Corporation; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, together with any new directors (other than a director nominated by a person (x) who has entered into an agreement with the Corporation to effect a transaction described in this Article I (g)(i), (iii) or
(iv) hereof or (y) who publicly announces an intention to take or to consider taking action (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change In Control) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason, except for death or disability, to constitute at least a majority of the Board; or (iii) the consummation of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation's assets.

      (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (i) "Commencement Date" means January 1, 2002, which shall be the beginning date of the term of this Agreement.

      (j) "Disability" means the Executive's total and permanent disability as defined in AEPSC's long-term disability plan covering the Executive immediately prior to the Change In Control.

      (k) "Executive" means an employee of AEPSC who is designated by AEPSC as an employee entitled to benefits, if any, under the terms of this Agreement.

      (l) "Good Reason" means;

            (1) an adverse change in the Executive's status, duties or responsibilities as an executive of AEPSC as in effect immediately prior to the Change In Control, provided that the Executive shall have given AEPSC written notice of the alleged adverse change and AEPSC shall have failed to cure such change within thirty (30) days after its receipt of such notice;

            (2) failure of AEPSC to pay or provide the Executive in a timely fashion the salary or benefits to which the Executive is entitled under any employment agreement between AEPSC and the Executive in effect on the date of the Change In Control, or under any benefit plans or policies in which the Executive was participating at the time of the Change In Control, provided that such failure was other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation within eight days following notice from the Executive;

            (3) the reduction of the Executive's salary as in effect on the date of the Change In Control;

            (4) the taking of any action by AEPSC (including the elimination of a plan without providing substitutes therefore, the reduction of the Executive's awards thereunder or failure to continue the Executive's participation therein) that would substantially diminish the aggregate projected value of the Executive's awards or benefits under AEPSC's benefit plans or policies in which the Executive was participating at the time of the Change In Control;

            (5) a failure by AEPSC or the Corporation to obtain from any successor the assent to this Agreement contemplated by Article IV hereof; or

            (6) the relocation, without the Executive's prior approval, of the office at which the Executive is to perform services on behalf of AEPSC to a location more than fifty (50) miles from its location immediately prior to the Change In Control or a change, without the Executive's prior approval, in the Executive's business travel obligation subsequent to the Change In Control that requires the Executive to travel on a regular and continuous basis in an amount that represents a significant increase, from immediately prior to the Change In Control, in the portion of the Executive's working time routinely devoted to business travel.

      Any circumstance described in this Article I (l) shall constitute Good Reason even if such circumstance would not constitute a breach by AEPSC of the terms of an employment agreement between AEPSC and the Executive in effect on the date of the Change In Control. The Executive shall be deemed to have terminated employment for Good Reason effective upon the effective date stated in a written notice of such termination given by the Executive to AEPSC (which notice shall not be given, in circumstances described in Article I (1), before the end of the thirty (30) day period described therein, or in circumstances described in Article I (l)(2), before the end of the eight day period described therein), setting forth in reasonable detail the facts and circumstances claimed to provide the basis for termination, provided that the effective date may not precede, nor be more than sixty (60) days from, the date such notice is given. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

      (m) "Retirement" shall mean an Executive's termination of employment after attainment of age 55 with five or more years of service with AEPSC.

      (n) "Target Annual Incentive" shall mean the award that the Executive would have received under the Senior Officer Annual Incentive Compensation Plan ("SOIP") or the Management Incentive Compensation Plan ("MICP") for the year in which the Executive's termination occurs, if one hundred percent (100%) of the annual target award has been earned. Executives participating in annual incentive compensation plans that do not have predefined target levels will be treated as though they were participants in either the SOIP or MICP and will be assigned the same annual target percent as their participating peers in a comparable salary grade.

      (o) "Qualifying Termination" shall mean following a Change In Control and during the term of this Agreement the Executive's employment is terminated for any reason excluding (i) the Executive's death, (ii) the Executive's Disability,
(iii) the Executive's Retirement, (iv) by AEPSC for Cause or (v) by the Executive without Good Reason. In addition, a Qualifying Termination shall be deemed to have occurred if, prior to a Change In Control, the Executive's employment was terminated during the term of this Agreement by AEPSC without Cause, or by the Executive for Good Reason based on events or circumstances that occurred, (i) at the request of a person who has entered into an agreement with AEPSC or the Corporation, the consummation of which would constitute a Change In Control or (ii) otherwise in connection with, as a result of or in anticipation of a Change In Control. The mere act of approving a Change In Control agreement shall not in and of itself be deemed to constitute an event or circumstance in anticipation of a Change In Control for purposes of this Article I (o).

                                   ARTICLE II
                                TERM OF AGREEMENT

      2.1 The initial term of this Agreement shall be for the period beginning on the Commencement Date and ending on the December 31 immediately following the Commencement Date. The term of this Agreement shall automatically be extended for an additional Calendar Year on the first Anniversary Date immediately following the initial term of this Agreement without further action by AEPSC, and shall be automatically extended for an additional Calendar Year on each succeeding Anniversary Date, unless AEPSC shall have served notice upon the Executive at least sixty (60) days prior to such Anniversary Date of AEPSC's intention that this Agreement shall not be extended, provided, however, that if a Change In Control of the Corporation shall occur during the term of this Agreement, this Agreement shall terminate two years after the date the Change In Control is completed.

      2.2 If an employee is designated as an Executive after the Commencement Date or after an Anniversary Date, the initial term of this Agreement shall be for the period beginning on the date the employee is designated as an Executive and ending on the December 31 immediately following.

      2.3 Notwithstanding Section 2.1, the term of this Agreement shall end upon any termination of the Executive's employment prior to a Change In Control of the Corporation. This Agreement shall also terminate if the Executive's position is eliminated due to a downsizing, consolidation or restructuring of AEPSC other than by reason of a Change In Control.


                                   ARTICLE III
         COMPENSATION UPON A CHANGE IN CONTROL FOLLOWED BY A TERMINATION

      3.1 Upon a Qualifying Termination, the Executive shall be under no further obligation to perform services for AEPSC and shall be entitled to receive the following payments and benefits:

     (a) As soon as practicable following the Executive's date of termination, AEPSC shall make a lump sum cash payment to the Executive in an amount equal to the sum of (1) the Executive's Annual Salary through the date of termination to the extent not theretofore paid, (2) the product of
          (x) the current plan year's Target Annual Incentive and (y) a fraction, the numerator of which is the number of days in such calendar year through the date of termination, and the denominator of which is 365, except that annual incentive plans which do not have predetermined annual target awards for participants shall have their pro-rated incentive compensation award for the current plan year paid as soon as practicable, and (3) any accrued vacation pay, in each case the extent not theretofore paid and in full satisfaction of the rights of the Executive thereto;

     (b) Within sixty (60) days of the Executive's return of the signed release form, AEPSC shall make a lump sum cash payment to the Executive in an amount equal to three times the Executive's Annual Compensation; and

     (c) For purposes of the American Electric Power System Excess Benefit Plan, or any successor thereto, provided that the Executive is a participant thereunder, the Executive shall be credited with three (3) additional years of service; provided that if the Executive is older than age 62 as of the Executive's date of termination the additional years of service shall be limited to the difference between the Executive's age as of the date of termination and the date the Executive would attain age 65, and assuming that the Executive's compensation for the additional period of service would have been equal to the Executive's compensation in effect as of the Executive's date of termination.

      3.2 The Executive shall be entitled to the continuing benefits as follows:

     (a) For the three (3) year period following the Executive's date of termination, the Executive and the Executive's family shall be provided with medical and dental insurance benefits as if the Executive's employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree medical and dental insurance benefits under AEPSC's plans, practices, programs and policies, the Executive shall be considered to have remained employed during the three (3) year period and to have retired on the last day of the three (3) year period;

     (b) AEPSC shall, at its sole expense as incurred, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive at the Executive's sole discretion (but at a cost to AEPSC of not more than $30,000) or, at the Executive's option, the use of comparable and accessible office space, office supplies and equipment and secretarial services for a period not to exceed one year, which in the aggregate are of comparable cost to the Corporation or AEPSC as the outplacement services;

     (c) To the extent any benefits described in this Article III, Section 3.2 cannot be provided pursuant to the appropriate plan or program maintained by AEPSC, AEPSC shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive.

      3.3   Notwithstanding the foregoing;

     (a) The severance payments and benefits provided under Sections 3.1(b), 3.1(c) and 3.2 hereof shall be conditioned upon the Executive executing a release at the time the Executive's employment is terminated, in the form established by the Corporation or by AEPSC, releasing the Corporation, AEPSC and their shareholders, partners, officers, directors, employees and agents from any and all claims and from any and all causes of action of kind or character, including but not limited to all claims or causes of action arising out of Executive's employment with the Corporation or AEPSC or the termination of such employment.

     (b)  The severance  payments and benefits  provided  under Sections 3.1 and
          3.2 hereof shall be subject to, and conditioned upon, the waiver of any other cash severance payment or other benefits provided by AEPSC pursuant to any other severance agreement between AEPSC and the Executive. No amount shall be payable under this Agreement to, or on behalf of the Executive, if the Executive elects benefits under any other cash severance plan or program, or any other special pay arrangement with respect to the termination of the Executive's employment.

     (c) The Executive agrees that at all times following termination, the Executive will not, without the prior written consent of AEPSC or the Corporation, disclose to any person, firm or corporation any "confidential information," of AEPSC or the Corporation which is now known to the Executive or which hereafter may become known to the Executive as a result of the Executive's employment or association with AEPSC or the Corporation, unless such disclosure is required under the terms of a valid and effective subpoena or order issued by a court or governmental body; provided, however, that the foregoing shall not apply to confidential information which becomes publicly disseminated by means other than a breach of this provision. It is recognized that damages in the event of breach of this Section 3.3(c) by the Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that AEPSC and the Corporation, in addition to and without limiting any other remedy or right that AEPSC or the Corporation may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and the Executive hereby waives any and all defenses the Executive may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude AEPSC or the Corporation from pursuing any other rights or remedies at law or in equity which AEPSC or the Corporation may have.

          "Confidential information" shall mean any confidential, propriety and or trade secret information, including, but not limited to, concepts, ideas, information and materials relating to AEPSC or the Corporation, client records, client lists, economic and financial analysis, financial data, customer contracts, marketing plans, notes, memoranda, lists, books, correspondence, manuals, reports or research, whether developed by AEPSC or the Corporation or developed by the Executive acting alone or jointly with AEPSC or the Corporation while the Executive was employed by AEPSC.

      3.4 Notwithstanding anything to the contrary in this Agreement, in the event that any payment or distribution by AEPSC to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), AEPSC shall pay to the Executive an additional payment (a "Gross-up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. AEPSC and the Executive shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment. Executive shall notify AEPSC immediately in writing of any claim by the Internal Revenue Service which, if successful, would require AEPSC to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by AEPSC and the Executive) within five days of the receipt of such claim. AEPSC shall notify the Executive in writing at least five days prior to the due date of any response required with respect to such claim, or such shorter time period following AEPSC's receipt of the notice, if it plans to contest the claim. If AEPSC decides to contest such claim, the Executive shall cooperate fully with AEPSC in such action; provided, however, AEPSC shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of AEPSC's action. If, as a result of AEPSC's action with respect to a claim, the Executive receives a refund of any amount paid by AEPSC with respect to such claim, the Executive shall promptly pay such refund to AEPSC. If AEPSC fails to timely notify the Executive whether it will contest such claim or AEPSC determines not to contest such claim, then AEPSC shall immediately pay to the Executive the portion of such claim, if any, which it has not previously paid to the Executive.

      3.5 The obligations of AEPSC to pay the benefits described in Sections 3.1 and 3.2 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which AEPSC may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer, except as specifically provided in
Section 3.2.


                                   ARTICLE IV
                            SUCCESSOR TO CORPORATION

      4.1 This Agreement shall bind any successor of AEPSC or the Corporation, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise) in the same manner and to the same extent that AEPSC or the Corporation would be obligated under this Agreement if no succession had taken place.

      4.2 In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Agreement, AEPSC and the Corporation shall require such successor expressly and unconditionally to assume and agree to perform AEPSC's and the Corporation's obligations under this Agreement, in the same manner and to the same extent that AEPSC and the Corporation would be required to perform if no such succession had taken place. The term "Corporation," as used in this Agreement, shall mean the Corporation as hereinbefore defined and any successor or assignee to the business assets which by reason hereof becomes bound by this Agreement.


                                    ARTICLE V
                                  MISCELLANEOUS

      5.1 Any notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed, by certified or registered mail, return receipt requested, postage prepaid addressed to AEPSC at its principal office and to the Executive at the Executive's residence or at such other addresses as AEPSC or the Executive shall designate in writing.

      Section 5.2 No provision of this Agreement may be modified, waived or discharged except in a writing specifically referring to such provision and signed by either AEPSC or the Executive against whom enforcement of such modification, waiver or discharge is sought. No waiver by either AEPSC or the Executive of the breach of any condition or provision of this Agreement shall be deemed a waiver of any other condition or provision at the same or any other time.

      5.3 The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio.

      5.4 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      5.5 This Agreement does not constitute a contract of employment or impose on the Executive, AEPSC or the Corporation any obligation to retain the Executive as an employee, to change the status of the Executive's employment, or to change AEPSC's policies regarding the termination of employment.

      5.6 If the Executive institutes any legal action in seeking to obtain or enforce or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Agreement, AEPSC will pay for all actual and reasonable legal fees and expenses incurred (as incurred) by the Executive, regardless of the outcome of such action; provided, however, that if such action instituted by the Executive is found by a court of competent jurisdiction to be frivolous, the Executive shall not be entitled to legal fees and expenses and shall be liable to AEPSC for amounts already paid for this purpose.

      5.7 If the Executive makes a written request alleging a right to receive benefits under this Agreement or alleging a right to receive an adjustment in benefits being paid under the Agreement, AEPSC shall treat it as a claim for benefit. All claims for benefit under the Agreement shall be sent to the Human Resources Department of AEPSC and must be received within 30 days after the Executive's termination of employment. If AEPSC determines that the Executive who has claimed a right to receive benefits, or different benefits, under the Agreement is not entitled to receive all or any part of the benefits claimed, it will inform the Executive in writing of its determination and the reasons therefore in terms calculated to be understood by the Executive. The notice will be sent within 90 days of the claim unless AEPSC determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Agreement provisions on which the denial is based, and describe any additional material or information, if any, necessary for the Executive to perfect the claim and the reason any such addition material or information is necessary. Such notice shall, in addition, inform the Executive what procedure the Executive should follow to take advantage of the review procedures set forth below in the event the Executive desires to contest the denial of the claim. The Executive may within 90 days thereafter submit in writing to AEPSC a notice that the Executive contests the denial of the claim by AEPSC and desires a further review. AEPSC shall within 60 days thereafter review the claim and authorize the Executive to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of AEPSC. AEPSC will render its final decision with specific reasons therefore in writing and will transmit it to the Executive within 60 days of the written request for review, unless AEPSC determines additional time, not exceeding 60 days, is needed, and so notifies the Executive. If AEPSC fails to respond to a claim filed in accordance with the foregoing within 60 days or any such extended period, AEPSC shall be deemed to have denied the claim.